U. S. Securities and Exchange Commission
                            Washington, D.C. 20549

                                Form 10-SB/12g

                              CIK No.: 0001049103

                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                           OF SMALL BUSINESS ISSUERS

       Under Section 12(b) or (g) of the Securities Exchange Act of 1934


                          Eastport Red's Incorporated
               (Name of Small Business Issuer in its charter)


               Nevada                                  84-1416078
    (State or Other Jurisdiction of              (IRS Employer ID Number)
     Incorporation or Organization)


                 2133 E. 9400 S., Suite 151, Sandy, Utah 84093
             (Address of Principal Executive Offices and Zip Code)

                  Issuer's telephone number:   (801) 944-0701


Securities to be registered under Section 12(b) of the Act:

Title of each class to be so registered: Not Applicable
Name of each exchange on which each class is to be registered: Not Applicable


Securities to be registered under Section 12(g) of the Act:

                      Common Stock, Par Value $0.001
                             (Title of class)


                                                     Total Number of Pages: 58
                                      Index to Exhibits is Located on Page: 43
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                                TABLE OF CONTENTS

                                      PART I

Item Number and Caption                                                   Page

Item 1.  Description of Business. . . . . . . . . . . . . . . . . . . . . .  3

Item 2.  Management's Discussion and Analysis of Operations or Plan of
         Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

Item 3.  Description of Property. . . . . . . . . . . . . . . . . . . . . . 18

Item 4.  Security Ownership of Certain Beneficial Owners and Management . . 18

Item 5.  Directors, Executive Officers, Promoters and Control Persons . . . 19

Item 6.  Executive Compensation . . . . . . . . . . . . . . . . . . . . . . 21

Item 7.  Certain Relationships and Related Transactions . . . . . . . . . . 21

Item 8.  Description of Securities. . . . . . . . . . . . . . . . . . . . . 22


                                     PART II

Item 1.  Market Price of and Dividends on the Registrant's Common Equity and
         Other Shareholder Matters. . . . . . . . . . . . . . . . . . . . . 23

Item 2.  Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . 23

Item 3.  Changes in and Disagreements with Accountants. . . . . . . . . . . 23

Item 4.  Recent Sales of Unregistered Securities. . . . . . . . . . . . . . 23

Item 5.  Indemnification of Directors and Officers. . . . . . . . . . . . . 24


                                     PART F/S

Audited Financial Statements and Supplementary Data . . . . . . . . . . . . 25

Unaudited Financial Statement and Supplementary Data. . . . . . . . . . . . 36


                                     PART III

Item 1.  Index to Exhibits. . . . . . . . . . . . . . . . . . . . . . . . . 43

Item 2.  Description of Exhibits. . . . . . . . . . . . . . . . . . . . . . 43


SIGNATURES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43







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                                      PART I

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Item 1.  Description of Business
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General

     The Company was incorporated under the laws of the State of Nevada on July 18, 1997, and is in the early developmental and promotional stages. To date the Company's activities have been organizational, directed at developing its business plan and raising initial capital. The Company has no commercial operations as of the date hereof. The Company has no full-time employees and owns no real estate.

     The Company is a "shell" company and its only current business plan is to seek, investigate, and, if warranted, acquire one or more properties or businesses, and to pursue other related activities intended to enhance shareholder value. The acquisition of a business opportunity may be made by purchase, merger, exchange of stock, or otherwise, and may encompass assets or a business entity, such as a corporation, joint venture, or partnership. The Company has no capital, and it is unlikely that the Company will be able to take advantage of more than one such business opportunity.

     At the present time the Company has not identified any business opportunity that it plans to pursue, nor has the Company reached any agreement or definitive understanding with any person concerning an acquisition. The Company is filing Form 10-SB on a voluntary basis in order to become a 12(g) registered company under the Securities Exchange Act of 1934. As a "reporting company", the Company may be more attractive to a private acquisition target because it may be eventually listed to trade its shares on the Over-The-Counter Bullet Board "OTCBB".

     As a consequence of this registration of its securities, any entity which has an interest in being acquired by, or merging into the Company, is expected to be an entity that desires to become a public company and establish a public trading market for its securities. In connection with such a merger or acquisition, it is highly likely that an amount of stock constituting control of the Company would be issued by the Company or purchased from the current principal shareholders of the Company by the acquiring entity or its affiliates. If stock is purchased from the current shareholders, the transaction is very likely to result in substantial gains to them relative to their purchase price for such stock. Such sale may occur at a price not relative to or reflective of any value of the shares held by such parties, and at a price which may not be achieved by other individual shareholders at the time. Additionally, the sale of a controlling interest by certain principal shareholders of the Company could occur at a time when the other shareholders of the Company remain subject to restrictions on the transfer of their shares.

     In the Company's judgment, none of its officers and directors would become an "underwriter" within the meaning of the Section 2(11) of the Securities Act of 1933, as amended, with regards to such sales as such sales would likely be made in non-public transactions.

     Depending upon the nature of the transaction, the current officers and directors of the Company may resign their positions with the Company in connection with the Company's acquisition of a business opportunity. In the event of such a resignation, the Company's current management would not have any control over the conduct of the Company's business following the Company's combination with a business opportunity.

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     The Company does not foresee that it would enter into a merger or acquisition transaction with any business with which its officers or directors are currently affiliated. Should the Company determine in the future, contrary to foregoing expectations, that a transaction with an affiliate would be in the best interests of the Company and its stockholders, the Company may enter into such a transaction only if: a) The material facts as to the relationship or interest of the affiliate and as to the contract or transaction are disclosed or are known to the Board of Directors, and the Board in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; b) The material facts as to the relationship or interest of the affiliate and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; and c) The contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board of Directors or the stockholders.

Investigation and Selection of Business Opportunities

     A decision to participate in a specific business opportunity may be made upon management's analysis of the quality of the other company's management and personnel, the anticipated market acceptability of new products or marketing concepts, the merit of technological changes, the perceived benefit the Company will derive from becoming a publicly held entity, and numerous other factors which are difficult, if not impossible, to analyze through the application of any objective criteria. In many instances, it is anticipated that the historical operations of a specific business opportunity may not necessarily be indicative of the potential for the future because of the possible need to shift marketing approaches substantially, expand significantly, change product emphasis, change or substantially augment management, or make other changes. The Company will be dependent upon the owners of a business opportunity to identify any such problems which may exist and to implement, or be primarily responsible for the implementation of, required changes. Because the Company may participate in a business opportunity with a newly organized firm or with a firm which is entering a new phase of growth, it should be emphasized that the Company will incur further risks, because management in many instances will not have proved its abilities or effectiveness, the eventual market for such company's products or services will likely not be established, and such company may not be profitable when acquired.

     The Company's search will be directed toward small and medium sized enterprises with or without revenues and earnings which have a desire to become public corporations and which are able to satisfy, or anticipate in the reasonably near future being able to satisfy, the minimum asset requirements in order to qualify shares for trading on NASDAQ or a stock exchange. The Company intends to seek opportunities demonstrating the potential of long term growth as opposed to short term earnings. Business opportunities presented to it may (i) be recently organized with no operating history, or a history of losses attributable to under-capitalization or other factors; (ii) be experiencing financial or operating difficulties; (iii) be in need of funds to develop a new product or service or to expand into a new market; (iv) be relying upon an untested product or marketing concept; or (v) have a combination of the characteristics mentioned in (i) through (iv). The Company intends to concentrate its acquisition efforts on properties or businesses that it believes to be undervalued. Given the above factors, investors should expect that any acquisition candidate may have a history of losses or low profitability.

     The Company does not propose to restrict its search for investment opportunities to any particular geographical area or industry, and may, therefore, engage in essentially any business, to the extent of its limited resources. This includes industries such as service, finance, natural resources, manufacturing, high technology, product development, medical, communications and others. The Company's discretion in the selection of business opportunities is unrestricted, subject to the availability of such opportunities, economic conditions, and other factors.

     No one of the factors described above will be controlling in the selection of a business opportunity, and management will attempt to analyze all factors appropriate to each opportunity and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Potential investors must recognize that, because of the Company's limited capital available for investigation and management's limited experience in business analysis, the Company may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

     Company management believes that various types of potential merger or acquisition candidates might find a business combination with the Company to be attractive. These include acquisition candidates desiring to create a public market for their shares in order to enhance liquidity for current shareholders, acquisition candidates which have long-term plans for raising capital through the public sale of securities and believe that the possible prior existence of a public market for their securities would be beneficial, and acquisition candidates which plan to acquire additional assets through issuance of securities rather than for cash, and believe that the possibility of development of a public market for their securities will be of assistance in that process.

Lack of diversification

     It is anticipated that the Company will not be able to diversify, but will essentially be limited to one such venture because of the Company's limited financing. This lack of diversification will not permit the Company to offset potential losses from one business opportunity against profits from another, and should be considered an adverse factor affecting any decision to purchase the Company's securities.

     It is emphasized that management of the Company may effect transactions having a potentially adverse impact upon the Company's shareholders pursuant to the authority and discretion of the Company's management to complete acquisitions without submitting any proposal to the stockholders for their consideration. Holders of the Company's securities should not anticipate that the Company necessarily will furnish such holders, prior to any merger or acquisition, with financial statements, or any other documentation, concerning a target company or its business. In some instances, however, the proposed participation in a business opportunity may be submitted to the stockholders for their consideration, either voluntarily by such directors to seek the stockholders' advice and consent or because state law so requires.

Sources of Opportunities

     The analysis of business opportunities will be undertaken by or under the supervision of the Company's President, who is not a professional business analyst. See "Management". Although there are no current plans to do so, Company management might hire an outside consultant to assist in the investigation and selection of business opportunities, and might pay a finder's fee. Business opportunities may come to the Company's attention from various sources, including its officer and director, its other stockholders, professional advisors such as attorneys and accountants, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals. The Company has no plans, understandings, agreements, or commitments with any individual for such person to act as a finder of opportunities for the Company. No assurance can be given that the Company will be successful in finding or acquiring a desirable business opportunity, given that no funds that are available for acquisitions, or that any acquisition that occurs will be on terms that are favorable to the Company or its stockholders.

     Since Company's management has no current plans to use any outside consultants or advisors to assist in the investigation and selection of business opportunities, no policies have been adopted regarding use of such consultants or advisors, the criteria to be used in selecting such consultants or advisors, the services to be provided, the term of service, or regarding the total amount of fees that may be paid. However, because of the limited resources of the Company, it is likely that any such fee the Company agrees to pay would be paid in stock and not in cash.

     The Company is unable to predict when it may participate in a business opportunity. It expects, however, that the analysis of specific proposals and the selection of a business opportunity may take several months or more.

     Prior to making a decision to participate in a business opportunity, the Company will generally request that it be provided with written materials regarding the business opportunity containing such items as a description of products, services and company history; management resumes; financial information; available projections, with related assumptions upon which they are based; an explanation of proprietary products and services; evidence of existing patents, trademarks, or services marks, or rights thereto; present and proposed forms of compensation to management; a description of transactions between such company and its affiliates during relevant periods; a description of present and required facilities; an analysis of risks and competitive conditions; a financial plan of operation and estimated capital requirements; audited financial statements, or if they are not available, unaudited financial statements, together with reasonable assurances that audited financial statements would be able to be produced within a reasonable period of time not to exceed 60 days following completion of a merger transaction; and other information deemed relevant.

     As part of the Company's investigation, the Company's executive officers and directors may meet personally with management and key personnel, may visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of the Company's limited financial resources and management expertise. However, it is also possible that an investigation of such opportunities may be exclusively by phone, mail, facsimile, email or other methods not involving a physical meeting or inspection with such opportunities.

     It is possible that the range of business opportunities that might be available for consideration by the Company could be limited by the impact of Securities and Exchange Commission regulations regarding purchase and sale of "penny stocks." The regulations would affect, and possibly impair, any market that might develop in the Company's securities until such time as they qualify for listing on NASDAQ or on another exchange which would make them exempt from applicability of the "penny stock" regulations. See "Risk Factors - - Regulation of Penny Stocks."

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     There are no loan arrangements or arrangements for any financing whatsoever relating to any business opportunities.

Form of Acquisition

     It is impossible to predict the manner in which the Company may participate in a business opportunity. Specific business opportunities will be reviewed as well as the respective needs and desires of the Company and the promoters of the opportunity and, upon the basis of that review and the relative negotiating strength of the Company and such promoters, the legal structure or method deemed by management to be suitable will be selected.
Such structure may include, but is not limited to leases, purchase and sale agreements, licenses, joint ventures and other contractual arrangements. The Company may act directly or indirectly through an interest in a partnership, corporation or other form of organization. Implementing such structure may require the merger, consolidation or reorganization of the Company with other corporations or forms of business organization, and although it is likely, there is no assurance that the Company would be the surviving entity. In addition, the present management and stockholders of the Company most likely will not have control of a majority of the voting shares of the Company following a reorganization transaction. As part of such a transaction, the Company's existing directors may resign and new directors may be appointed without any vote by stockholders.

     It is likely that the Company will acquire its participation in a business opportunity through the issuance of Common Stock or other securities of the Company. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under the Internal Revenue Code of 1986, depends upon the issuance to the stockholders of the acquired company of a controlling interest (i.e. 80% or more) of the common stock of the combined entities immediately following the reorganization. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Internal Revenue Code, the Company's current stockholders would retain in the aggregate 20% or less of the total issued and outstanding shares. This could result in substantial additional dilution in the equity of those who were stockholders of the Company prior to such reorganization. Any such issuance of additional shares might also be done simultaneously with a sale or transfer of shares representing a controlling interest in the Company by the current officers, directors and principal shareholders. (See "Description of Business - General").

     It is anticipated that any new securities issued in any reorganization would be issued in reliance upon exemptions, if any are available, from registration under applicable federal and state securities laws. Any securities which the Company might acquire in exchange for its Common Stock are expected to be "restricted securities" within the meaning of the Securities Act of 1933, as amended (the "Act"). If the Company elects to resell such securities, such sale cannot proceed unless a registration statement has been declared effective by the Securities and Exchange Commission or an exemption from registration is available. Section 4(1) of the Act, which exempts sales of securities not involving a distribution, would in all likelihood be available to permit a private sale. Although the plan of operation does not contemplate resale of securities acquired, if such a sale were to be necessary, the Company would be required to comply with the provisions of the Act to effect such resale. In some circumstances, however, as a negotiated element of the transaction, the Company may agree to register such securities either at the time the transaction is consummated, or under certain conditions or at specified times thereafter. The issuance of

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substantial additional securities and their potential sale into any trading market that might develop in the Company's securities may have a depressive effect upon such market.

     The Company will participate in a business opportunity only after the negotiation and execution of a written agreement. Although the terms of such agreement cannot be predicted, generally such an agreement would require specific representations and warranties by all of the parties thereto, specify certain events of default, detail the terms of closing and the conditions which must be satisfied by each of the parties thereto prior to such closing, outline the manner of bearing costs if the transaction is not closed, set forth remedies upon default, and include miscellaneous other terms.

     As a general matter, the Company anticipates that it, and/or its officers and principal shareholders will enter into a letter of intent with the management, principals or owners of a prospective business opportunity prior to signing a binding agreement. Such a letter of intent will set forth the terms of the proposed acquisition but will not bind any of the parties to consummate the transaction. Execution of a letter of intent will by no means indicate that consummation of an acquisition is probable. Neither the Company nor any of the other parties to the letter of intent will be bound to consummate the acquisition unless and until a definitive agreement concerning the acquisition as described in the preceding paragraph is executed. Even after a definitive agreement is executed, it is possible that the acquisition would not be consummated should any party elect to exercise any right provided in the agreement to terminate it on specified grounds.

     It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation would not be recoverable. Moreover, because many providers of goods and services require compensation at the time or soon after the goods and services are provided, the inability of the Company to pay until an indeterminate future time may make it impossible to procure goods and services.

     The Company may participate in a business opportunity by purchasing, trading or selling the securities of such business. The Company does not, however, intend to engage primarily in such activities. Specifically, the Company intends to conduct its activities so as to avoid being classified as an "investment company" under the Investment Company Act of 1940 (the "Investment Act"), and therefore to avoid application of the costly and restrictive registration and other provisions of the Investment Act, and the regulations promulgated thereunder.

     Section 3(a) of the Investment Act contains the definition of an "investment company," and it excludes any entity that does not engage primarily in the business of investing, reinvesting or trading in securities, or that does not engage in the business of investing, owning, holding or trading "investment securities" (defined as "all securities other than government securities or securities of majority-owned subsidiaries") the value of which exceeds 40% of the value of its total assets (excluding government securities, cash or cash items). The Company intends to implement its business plan in a manner which will result in the availability of this exception from the definition of "investment company." Consequently, the Company's participation in a business or opportunity through the purchase and sale of investment securities will be limited.

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     The Company's plan of business may involve changes in its
capital structure, management, control and business, especially if it consummates a reorganization as discussed above. Each of these areas is regulated by the Investment Act, in order to protect purchasers of investment company securities. Since the Company will not register as an investment company, stockholders will not be afforded these protections.

     An acquisition made by the Company may be in an industry which is regulated or licensed by federal, state or local authorities. Compliance with such regulations can be expected to be a time-consuming and expensive process.

Competition

     The Company expects to encounter substantial competition in its efforts to locate attractive opportunities, primarily from business development companies, venture capital partnerships and corporations, venture capital affiliates of large industrial and financial companies, small investment companies, and wealthy individuals. Many of these entities will have significantly greater experience, resources and managerial capabilities than the Company and will therefore be in a better position than the Company to obtain access to attractive business opportunities. The Company also will possibly experience competition from other public "blank check" companies, some of which may have more funds available than does the Company.

No Rights of Dissenting Shareholders

     The Company does not intend to provide Company shareholders with complete disclosure documentation including audited financial statements, concerning a possible target company prior to acquisition, because Nevada Business Corporation Act vests authority in the Board of Directors with written consent of a majority of shares outstanding to decide and approve matters involving acquisitions within certain restrictions. The Company may adopt an amendment to its Articles of Incorporation which precludes the anti-takeover provisions of Nevada Revised Statutes 78/378 to 78.3793. A transaction could be structured as an acquisition, not a merger, with the Registrant being the parent company and the acquiree being merged into a wholly owned subsidiary. Therefore, a shareholder would have no right of dissent under Nevada law, if a majority of shareholders consent in writing to the transaction.

No Target Candidates for Acquisition

     None of the Company's Officers, Directors, promoters, affiliates, or associates have had any preliminary contact or discussion with any specific candidate for acquisition. There are no present plans, proposals, arrangements, or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition transaction.

Administrative Offices

     The Company currently maintains a mailing address at 2133 E. 9400 S., Suite 151 Sandy, Utah 84093. Other than this mailing address, the Company does not currently maintain any other office facilities, and does not anticipate the need for maintaining office facilities at any time in the foreseeable future. The Company pays no rent or other fees for the use of this mailing address.

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Employees

     The Company is a development stage company and currently has no employees. Management of the Company expects to use consultants, attorneys and accountants as necessary, and does not anticipate a need to engage any full-time employees so long as it is seeking and evaluating business opportunities. The need for employees and their availability will be addressed in connection with the decision whether or not to acquire or participate in specific business opportunities. Although there is no current plan with respect to its nature or amount, remuneration may be paid to or accrued for the benefit of, the Company's officers prior to, or in conjunction with, the completion of a business acquisition for services actually rendered, if for. See "Executive Compensation" and under "Certain Relationships and Related Transactions."

Risk Factors

     1. Conflicts of Interest. Certain conflicts of interest may exist between the Company and its officers and directors. They have other business interests to which they devote their attention, and may be expected to continue to do so although management time should be devoted to the business of the Company. As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with fiduciary duties to the Company. Such conflicts may require that the Company attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to the Company. Certain of the officers and directors of the Company may be directors and/or principal shareholders of other companies and, therefore, could face conflicts of interest with respect to potential acquisitions. In addition, officers and directors of the Company may in the future participate in business ventures which could be deemed to compete directly with the Company. Additional conflicts of interest and non-arms length transactions may also arise in the future in the event the Company's officers or directors are involved in the management of any firm with which the Company transacts business. The Company's Board of Directors has adopted a policy that the Company will not seek a merger with, or acquisition of, any entity in which management serve as officers or directors, or in which they or their family members own or hold a controlling ownership interest. Although the Board of Directors could elect to change this policy, the Board of Directors has no present intention to do so. In addition, if the Company and other companies with which the Company's officers and directors are affiliated both desire to take advantage of a potential business opportunity, then the Board of Directors has agreed that said opportunity should be available to each such company in the order in which such companies registered or became current in the filing of annual reports under the Exchange Act subsequent to January 1, 1997.

     The Company's officers and directors may actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. It is anticipated that a substantial premium over the initial cost of such shares may be paid by the purchaser in conjunction with any sale of shares by the Company's officers and directors which is made as a condition to, or in connection with, a proposed merger or acquisition transaction. The fact that a substantial premium may be paid to the Company's officers and directors to acquire their shares creates a potential conflict of interest for them in satisfying their fiduciary duties to the Company and its other shareholders. Even though such a sale could result in a substantial profit to them, they would be legally required to make the decision based upon the best interests of the Company and the Company's other shareholders, rather than their own personal pecuniary benefit.

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     2. Need For Additional Financing.  The Company has very limited funds, and such funds may not be adequate to take advantage of any available business opportunities. Even if the Company's funds prove to be sufficient to acquire an interest in, or complete a transaction with, a business opportunity, the Company may not have enough capital to exploit the opportunity. The ultimate success of the Company may depend upon its ability to raise additional capital. The Company has not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until it determines a need for additional financing. If additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to the Company.
If not available, the Company's operations will be limited to those that can be financed with its modest capital.

     3. Regulation of Penny Stocks. The Company's securities, when available for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore.

     In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities
Exchange Act of 1934, as amended. Because the securities of the Company may constitute "penny stocks" within the meaning of the rules, the rules would apply to the Company and to its securities. The rules may further affect the ability of owners of Shares to sell the securities of the Company in any market that might develop for them.

     Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The Company's management is aware of the abuses that have occurred historically in the penny stock market. Although the Company does not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to the Company's securities.

     4. Lack of Operating History. The Company was formed in July, 1997 for the purpose of seeking a business opportunity. Due to the special risks inherent in the investigation, acquisition, or involvement in a new business opportunity. The Company must be regarded as a new or start-up venture with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject.

     5. No Assurance of Success or Profitability. There is no assurance that the Company will acquire a favorable business opportunity. Even if the Company should become involved in a business opportunity, there is no assurance that it will generate revenues or profits, or that the market price of the Company's Common Stock will be increased thereby.

     6. Possible Business - Not Identified and Highly Risky. The Company has not identified and has no commitments to enter into or acquire a specific business opportunity and therefore can disclose the risks and hazards of a business or opportunity that it may enter into in only a general manner, and cannot disclose the risks and hazards of any specific business or opportunity that it may enter into. An investor can expect a potential business opportunity to be quite risky. The Company's acquisition of or participation in a business opportunity will likely be highly illiquid and could result in a total loss to the Company and its stockholders if the business or opportunity proves to be unsuccessful. See Item 1 "Description of Business."

     7. Type of Business Acquired. The type of business to be acquired may be one that desires to avoid effecting its own public offering and the accompanying expense, delays, uncertainties, and federal and state requirements which purport to protect investors. Because of the Company's limited capital, it is more likely than not that any acquisition by the Company will involve other parties whose primary interest is the acquisition of control of a publicly traded company. Moreover, any business opportunity acquired may be currently unprofitable or present other negative factors.

     8. Impracticability of Exhaustive Investigation. The Company's limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a business opportunity before the Company commits its capital or other resources thereto. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if the Company had more funds available to it, would be desirable. The Company will be particularly dependent in making decisions upon information provided by the promoter, owner, sponsor, or others associated with the business opportunity seeking the Company's participation. A significant portion of the Company's available funds may be expended for investigative expenses and other expenses related to preliminary aspects of completing an acquisition transaction, whether or not any business opportunity investigated is eventually acquired.

     9. Lack of Diversification. Because of the limited financial resources that the Company has, it is unlikely that the Company will be able to diversify its acquisitions or operations. The Company's probable inability to diversify its activities into more than one area will subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations.

     10. Reliance upon Financial Statements. The Company generally will require audited financial statements from companies that it proposes to acquire. Given cases where audited financials are not available, the Company will have to rely upon interim period unaudited information received from target companies' management that has not been verified by outside auditors. The lack of the type of independent verification which audited financial statements would provide, increases the risk that the Company, in evaluating an acquisition with such a target company, will not have the benefit of full and accurate information about the financial condition and recent interim operating history of the target company. This risk increases the prospect that the acquisition of such a company might prove to be an unfavorable one for the Company or the holders of the Company's securities.

     Moreover, the Company will be subject to the reporting provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and thus will be required to furnish certain information about significant acquisitions, including audited financial statements for any business that it acquires. Consequently, acquisition prospects that do not have, or are unable to provide reasonable assurances that they will be able to obtain, the required audited statements would not be considered by the Company to be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. Should the Company, during the time it remains subject to the reporting provisions of the Exchange Act, complete an acquisition of an entity for which audited financial statements prove to be unobtainable, the Company would be exposed to enforcement actions by the Securities and Exchange Commission (the "Commission") and to corresponding administrative sanctions, including permanent injunctions against the Company and its management. The legal and other costs of defending a Commission enforcement action would have material, adverse consequences for the Company and its business. The imposition of administrative sanctions would subject the Company to further adverse consequences.

     In addition, the lack of audited financial statements would prevent the securities of the Company from becoming eligible for listing on NASDAQ, or on any existing stock exchange. Moreover, the lack of such financial statements is likely to discourage broker-dealers from becoming or continuing to serve as market makers in the securities of the Company. Without audited financial statements, the Company would almost certainly be unable to offer securities under a registration statement pursuant to the Securities Act of 1933, and the ability of the Company to raise capital would be significantly limited until such financial statements were to become available.

     11. Other Regulation. An acquisition made by the Company may be of a business that is subject to regulation or licensing by federal, state, or local authorities. Compliance with such regulations and licensing can be expected to be a time-consuming, expensive process and may limit other investment opportunities of the Company.

     12.  Dependence upon Management; Limited Participation of Management.
The Company currently has only two individuals who are serving as its officers and directors on a part time basis. The Company will be heavily dependent upon their skills, talents, and abilities to implement its business plan, and may, from time to time, find that the inability of the officers and directors to devote their full time attention to the business of the Company results in a delay in progress toward implementing its business plan. See "Management." Because investors will not be able to evaluate the merits of possible business acquisitions by the Company, they should critically assess the information concerning the Company's officers and directors.

     13. Lack of Continuity in Management. The Company does not have an employment agreement with its officers and directors, and as a result, there is no assurance they will continue to manage the Company in the future. In connection with acquisition of a business opportunity, it is likely the current officers and directors of the Company may resign subject to compliance with Section 14f of the Securities Exchange Act of 1934. A decision to resign will be based upon the identity of the business opportunity and the nature of the transaction, and is likely to occur without the vote or consent of the stockholders of the Company.

     14. Indemnification of Officers and Directors. Nevada Statutes provide for the indemnification of its directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of the Company. The Company will also bear the expenses of such litigation for any of its directors, officers, employees, or agents, upon such person's promise to repay the Company therefor if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by the Company which it will be unable to recoup.

     15. Director's Liability Limited. Nevada Statutes exclude personal liability of its directors to the Company and its stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, the Company will have a much more limited right of action against its directors than otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

     16. Dependence upon Outside Advisors. To supplement the business experience of its officers and directors, the Company may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. The selection of any such advisors will be made by the Company's President without any input from stockholders. Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to the Company. In the event the President of the Company considers it necessary to hire outside advisors, he may elect to hire persons who are affiliates, if they are able to provide the required services.

     17. Leveraged Transactions. There is a possibility that any acquisition of a business opportunity by the Company may be leveraged, i.e., the Company may finance the acquisition of the business opportunity by borrowing against the assets of the business opportunity to be acquired, or against the projected future revenues or profits of the business opportunity. This could increase the Company's exposure to larger losses. A business opportunity acquired through a leveraged transaction is profitable only if it generates enough revenues to cover the related debt and expenses. Failure to make payments on the debt incurred to purchase the business opportunity could result in the loss of a portion or all of the assets acquired. There is no assurance that any business opportunity acquired through a leveraged transaction will generate sufficient revenues to cover the related debt and expenses.

     18. No Foreseeable Dividends. The Company has not paid dividends on its Common Stock and does not anticipate paying such dividends in the foreseeable future.

     19. Loss of Control by Present Management and Stockholders. The Company may consider an acquisition in which the Company would issue as consideration for the business opportunity to be acquired an amount of the Company's authorized but unissued Common Stock that would, upon issuance, represent the great majority of the voting power and equity of the Company. The result of such an acquisition would be that the acquired company's stockholders and management would control the Company, and the Company's management could be replaced by persons unknown at this time. Such a merger would result in a greatly reduced percentage of ownership of the Company by its current shareholders. In addition, the Company's major shareholders could sell control blocks of stock at a premium price to the acquired company's stockholders.

     20. No Public Market Exists. There is no public market for the Company's common stock, and no assurance can be given that a market will develop or that a shareholder ever will be able to liquidate his investment without considerable delay, if at all. If a market should develop, the price may be highly volatile. Factors such as those discussed in this "Risk Factors" section may have a significant impact upon the market price of the securities offered hereby. Owing to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in these securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for any loans.

     22. Rule 144 Sales. All of the outstanding shares of Common Stock held by present officers, directors, and stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for one year may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the restricted securities have been held by the owner for a period of two years. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of Common Stock of present stockholders, may have a depressive effect upon the price of the Common Stock in any market that may develop. Of the total, 10,000,000 shares become available for resale (subject to volume limitations for affiliates) under Rule 144, within one year, all of which will be subject to applicable volume restrictions under the Rule.

     23. Blue Sky Considerations. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Some jurisdictions may not under any circumstances allow the trading or resale of blind-pool or "blank-check" securities. Accordingly, investors should consider the secondary market for the Company's securities to be a limited one.

     24. Blue Sky Restrictions. Many states have enacted statutes or rules which restrict or prohibit the sale of securities of "blank check" companies to residents so long as they remain without specific business companies. To the extent any current shareholders or subsequent purchaser from a shareholder may reside in a state which restricts or prohibits resale of shares in a "blank check" company, warning is hereby given that the shares may be "restricted" from resale as long as the Company is a shell company.

     At the date of this registration statement, the Company has no intention of offering further shares in a private offering to anyone. Further, the policy of the Board of Directors is that any future offering of shares will only be made after an acquisition has been made and can be disclosed in appropriate 8-K filings.

     In the event of a violation of state laws regarding resale of "blank check" shares the Company could be liable for civil and criminal penalties which would be a substantial impairment to the Company.

------------------------------------------------------------------------------
Item 2.  Management's Discussion and Analysis of Operations or Plan of
         Operations.
------------------------------------------------------------------------------

Liquidity and Capital Resources for the Period Ended July 31, 1999 (Audited)

     The Company remains in the development stage and, since inception, has had no revenues. At July 31,1999 the Company had working capital of $9,018. The Company had cash in the amount of $9,905. All cash raised by the Company to date, has come from the sale of 10,000,000 shares of the Company's common stock to First Avenue, Ltd. for $10,000, as well as a $750 loan to the Company by its previous President, Marlon Hill. Ken W. Kurtz, the Company's President, Secretary Treasurer and Director is a general and limited partner of First Avenue, Ltd. The shares were sold to First Avenue, Ltd. to obtain capital to pay the costs of becoming a reporting company under the Securities Exchange Act of 1934. Management is hopeful that becoming a reporting company will increase the number of prospective business ventures that may be available to the Company.

     During the period from July 18, 1997 (inception) through July 31, 1999 the Company has engaged in no significant operations other than organizational activities, acquisition of capital and preparation for registration of its securities under the Securities Exchange Act of 1934, as amended. No revenues were received by the Company during this period. The Company has incurred operating expenses since inception to the period ended July 31,1999 of ($1,982). The net loss on operations was ($148) from January 1, 1999 through July 31, 1999. Such losses will continue unless revenues and business can be acquired by the Company. There is no assurance that revenues or profitability will ever be achieved by the Company.

Liquidity and Capital Resources for the Period Ended November 30, 1999 (unaudited).

     The Company remains in the development stage and, since inception, has had no revenues. At November 30,1999 the Company had working capital of $6,888. The Company had cash in the amount of $7,800.

     During the period from July 18, 1997 (inception) through November 30, 1999 the Company has engaged in no significant operations other than organizational activities, acquisition of capital and preparation for registration of its securities under the Securities Exchange Act of 1934, as amended. No revenues were received by the Company during this period. The Company has incurred operating expenses since inception of ($4,112). The net loss on operations was ($2,278) from January 1, 1999 through November 30, 1999. Such losses will continue unless revenues and business can be acquired by the Company. There is no assurance that revenues or profitability will ever be achieved by the Company.

     The Company will carry out its plan of business as discussed above. The Company cannot predict to what extent its lack of liquidity and capital resources will impair the consummation of a business combination or whether it will incur further operating losses through any business entity which the Company may eventually acquire.

Results of Operations

Period ended July 31, 1999 and Calendar Year Ended December 31, 1998 and from inception on July 18, 1997 to December 31, 1997 (audited).

     The Company had no revenues for the period ended July 31, 1999 or for the year ended December 1998 or from inception on July 18,1997 to December 31, 1997. The Company incurred $148 in expenses for the period ended July 31, 1999 as compared to $324 in expenses for the year ended December 1998 and $1,510 from inception on July 18, 1997 to December 31, 1997.

     The net operating loss for the period ended July 31, 1999 of $(148);for the year ended December 1998 of $(324); and from inception on July 18,1997 to December 31, 1997 of $(1,510) resulted primarily from general and administrative expenses and interest expense. The net loss per share for each period was less than ($.01) per share.

Period ended November 30, 1999 and 1999 and from inception on July 18,1997 to November 30, 1999 (unaudited).

     The Company had no revenues for the period ended November 30, 1999 or November 30, 1998 or from inception on July 18,1997 to November 30, 1999. The Company incurred $2,278 in expenses for the period ended November 30, 1999 as compared to $310 in expenses for the period ended November 30, 1998 and $4,112 from inception on July 18, 1997 to November 30, 1999.

     The net operating loss for the period ended November 30, 1999 of $(2,278); for the period ended November 30, 1998 of $(310); and from inception on July 18,1997 to November 30, 1999 of $(4,112) resulted primarily from general and administrative expenses and interest expense. The net loss per share for each period was less than ($.01) per share.

     For the current fiscal year, the Company anticipates incurring a loss as a result of legal and accounting expenses, expenses associated with registration under the Securities Exchange Act of 1934, and expenses associated with locating and evaluating acquisition candidates. The Company anticipates that until a business combination is completed with an acquisition candidate, it will not generate revenues other than interest income, and may continue to operate at a loss after completing a business combination, depending upon the performance of the acquired business.

Need for Additional Financing

     Management believes that the Company has sufficient cash to meet the anticipated needs of the Company's operations through at least the first calendar quarter of 2001. However, there can be no assurances to that effect, as the Company has no revenues and the Company's need for capital may change dramatically if it acquires an interest in a business opportunity during that period. In the event the Company requires additional funds, the Company will have to seek loans or equity placements to cover such cash needs. There is no assurance additional capital will be available to the Company on acceptable terms. In the event the Company is able to complete a business combination during this period, lack of its existing capital may be a sufficient impediment to prevent it from accomplishing the goal of completing a business combination. There is no assurance, however, that without funds it will ultimately allow registrant to complete a business combination. Once a business combination is completed, the Company's needs for additional financing are likely to increase substantially.

     No commitments to provide additional funds have been made by management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to the Company to allow it to cover its expenses as they may be incurred.

     Irrespective of whether the Company's cash assets prove to be adequate to meet the Company's operational needs, the Company might seek to compensate providers of services by issuances of stock in lieu of cash.

Year 2000 Issues

     Year 2000 problems result primarily from the inability of some computer software to property store, recall, or use data after December 31, 1999. These problems may affect many computers and other devices that contain embedded computer chips. The Company's operations, however, do not rely on information technology (IT) systems. Accordingly, the Company does not believe it will be material affected by Year 2000 problems.

     The Company relies on non-IT systems that may suffer from Year 2000 problems, including telephone systems and facsimile and other office machines. Moreover, the Company relies on third-parties that may suffer from Year 2000 problems that could affect the Company's operations, including banks, oil field operators, and utilities. In light of the Company's substantially reduced operations, the Company does not believe that such non-IT systems or third-party Year 2000 problems will affect the Company in a manner that is different or more substantial than such problems affect other similarly situated companies or industry generally. Consequently, the Company does not currently intend to conduct a readiness assessment of Year 2000 problems or to develop a detailed contingency plan with respect to Year 2000 problems that may affect the Company.

------------------------------------------------------------------------------
Item 3.  Description of Property
------------------------------------------------------------------------------

     The Company has no property. The Company does not currently maintain an office or any other facilities. It does currently maintain a mailing address at 2133 D. 9400 S., Suite 151, Sandy, Utah 84903. The Company pays no rent for the use of this mailing address. The Company does not believe that it will need to maintain an office at any time in the foreseeable future in order to carry out its plan of operations described herein.

------------------------------------------------------------------------------
Item 4.  Security Ownership of Certain Beneficial Owners and Management
------------------------------------------------------------------------------

     The following table sets forth, as of the date of this Registration Statement, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5.0% or more of the outstanding Common Stock of the Company. Also included are the shares held by all executive officers and directors as a group.

                                                                    OWNERSHIP
SHAREHOLDERS AND BENEFICIAL OWNERS          NUMBER OF SHARES        PERCENTAGE
----------------------------------          ----------------        ----------

First Avenue, Ltd.(1)
2133 E. 9400 S., Suite 151
Sandy, Utah  84093                             10,000,000              90%

All directors and executive                    10,000,000              90%
officers as a group

     (1) Ken W. Kurtz, the Company's President, Secretary, Treasurer and Director is a general and limited partner of First Avenue, Ltd. Mr. Kurtz may be deemed to have investment power and voting power over the shares.

------------------------------------------------------------------------------
Item 5.  Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------------------------

     The directors and executive officers currently serving the Company are as follows:

       NAME                 AGE          POSITION HELD             SINCE
      ------               -----        ---------------           -------

   Ken W. Kurtz             32        President, Secretary,         1999
                                      Treasurer and Director

     The directors named above will serve until the next annual meeting of the Company's stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated. There is no arrangement or understanding between the directors and officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

     The directors and officers of the Company will devote such time to the Company's affairs on an "as needed" basis, but less than 20 hours per month. As a result, the actual amount of time which they will devote to the Company's affairs is unknown and is likely to vary substantially from month to month. Biographical Information

     Ken W. Kurtz, age 32: Mr. Kurtz has been since February 1992, the president, sole director and sole shareholder of Park Street Investments, Inc., a Utah corporation. Through Park Street Investments, Inc., Mr. Kurtz provides consulting services to public and private companies on mergers, recapitalizations, and other forms of corporate reorganization. Mr. Kurtz is, and additionally, Mr. Kurtz has served on the board of directors and as an officer of other reporting publicly held companies including Hamilton Exploration Co., Inc. in 1995; Area Investment and Development Company since 1997; Score One, Inc. since 1999; and is or has been deemed a control person of Black Stallion Management and Nugget Exploration, Inc. Mr. Kurtz graduated from the University of Utah with a Bachelor's of Science degree in Finance.

     Mr. Kurtz is currently an officer, director, and controlling stockholder of Score One, Inc. and Area Investment and Development Company; he is also a controlling stockholder of Black Stallion Management, all publicly held shell corporations seeking a business acquisition. The possibility exists that Mr. Kurtz could become an officer, director, or major stockholder of other shell companies in the future. Certain conflicts of interest are inherent in the participation of the Company's officers and directors as management in other shell companies, which may be difficult, if not impossible, to resolve in all cases in the best interests of the Company. No policy has been adopted by the Company to resolve these conflicts. These conflicts could affect the timing and quality of an acquisition by the Company, and therefore affect the value, liquidity, and duration of an investment in the Company. Failure by management to conduct the Company's business in its best interests may result in liability of management of the Company to the shareholders. See Item I "Risk Factors - (1) Conflicts of Interest".

     Management will devote minimal time to the operations of the Company, and any time spent will be devoted to screening and assessing and, if warranted, negotiating to acquire business opportunities.

     None of the Company's officers and/or directors receives any compensation for their respective services rendered to the Company, nor have they received such compensation in the past. They all have agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until the Company has generated revenues from operations after consummation of a merger or acquisition. As of the date of filing this report, the Company has no funds available to pay officers or directors. Further, none of the officers or directors is accruing any compensation pursuant to any agreement with the Company. No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

     It is possible that, after the Company successfully consummates a merger or acquisition with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of the Company's management for the purposes of providing services to the surviving entity, or otherwise provide other compensation to such persons. However, the Company has adopted a policy whereby the offer of any post-transaction remuneration to members of management will not be a consideration in the Company's decision to undertake any proposed transaction. Each member of management has agreed to disclose to the Company's Board of Directors any discussions concerning possible compensation to be paid to them by any entity which proposes to undertake a transaction with the Company and further, to abstain from voting on such transaction. Therefore, as a practical matter, if each member of the Company's Board of Directors were offered compensation in any form from any prospective merger or acquisition candidate, the proposed transaction would not be approved by the Company's Board of Directors as a result of the inability of the Board to affirmatively approve such a transaction.

     It is possible that persons associated with management may refer a prospective merger or acquisition candidate to the Company. In the event the Company consummates a transaction with any entity referred by associates of management, it is possible that such an associate will be compensated for their referral in the form of a finder's fee. It is anticipated that this fee will be either in the form of restricted Common Stock issued by the Company as part of the terms of the proposed transaction, or will be in the form of cash consideration. However, if such compensation is in the form of cash, such payment will be tendered by the acquisition or merger candidate, because the Company has insufficient cash available. The amount of such finder's fee cannot be determined as of the date of filing this report, but is expected to be comparable to consideration normally paid in like transactions. No member of management of the Company will receive any finders fee, either directly or indirectly, as a result of their respective efforts to implement the Company's business plan outlined herein.

     The Company has adopted a policy that its affiliates and management shall not be issued further common shares of the Company, except in the event discussed in the preceding paragraphs.

Exclusion of Liability

     The Nevada Corporation Act excludes personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of the Nevada Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director's liability under federal or applicable state securities laws.

------------------------------------------------------------------------------
Item 6.  Executive Compensation
------------------------------------------------------------------------------

     No officer or director has received any other remuneration in the two year period prior to the filing of this registration statement. Although there is no current plan in existence, it is possible that the Company will adopt a plan to pay or accrue compensation to its officers and directors for services related to seeking business opportunities and completing a merger or acquisition transaction. See "Certain Relationships and Related Transactions." The Company has no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

------------------------------------------------------------------------------
Item 7. Certain Relationships and Related Transactions
------------------------------------------------------------------------------

     The Company issued to its founding directors a total of 1,000,000 shares of Common Stock for services rendered in connection with the Company's formation with a value of $1,000. On May 3,1999 the Company issued to First Avenue, Ltd. a total of 10,000,000 shares of Common Stock for $10,000. Ken W. Kurtz, the Company's President, Secretary Treasurer and Director is a general and limited partner of First Avenue, Ltd.

     Notes Payable: During October 1997, a previous officer/shareholder of the Company advanced $750 to the Company. The note is payable upon demand and accrues interest at 10% per annum. Accrued interest amounted to $162 at November 30, 1999.

     No officer, director, or affiliate of the Company has or proposes to have any direct or indirect material interest in any asset proposed to be acquired by the Company through security holdings, contracts, options, or otherwise.

     The Company has adopted a policy under which any consulting or finder's fee that may be paid to a third party or affiliate for consulting services to assist management in evaluating a prospective business opportunity would be paid in stock or in cash. Any such issuance of stock would be made on an ad hoc basis. Accordingly, the Company is unable to predict whether or in what amount such a stock issuance might be made.

     Although there is no current plan in existence, it is possible that the Company will adopt a plan to pay or accrue compensation to its officers and directors for services related to seeking business opportunities and completing a merger or acquisition transaction.

     Although management has no current plans to cause the Company to do so, it is possible that the Company may enter into an agreement with an acquisition candidate requiring the sale of all or a portion of the Common Stock held by the Company's current stockholders to the acquisition candidate or principals thereof, or to other individuals or business entities, or requiring some other form of payment to the Company's current stockholders, or requiring the future employment of specified officers and payment of salaries to them. It is more likely than not that any sale of securities by the Company's current stockholders to an acquisition candidate would be at a price substantially higher than that originally paid by such stockholders. Any payment to current stockholders in the context of an acquisition involving the Company would be determined entirely by the largely unforeseeable terms of a future agreement with an unidentified business entity.

------------------------------------------------------------------------------
Item 8.  Description of Securities
------------------------------------------------------------------------------

Common Stock

     The Company's Articles of Incorporation authorize the issuance of 20,000,000 shares of Common Stock $.001 par value. Each record holder of Common Stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the Articles of Incorporation.

     Holders of outstanding shares of Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive, ratably, the net assets of the Company available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of Common Stock have no preemptive, conversion or redemptive rights. All of the issued and outstanding shares of Common Stock are, and all unissued shares when offered and sold will be, duly authorized, validly issued, fully paid, and nonassessable. To the extent that additional shares of the Company's Common Stock are issued, the relative interests of then existing stockholders may be diluted.

Preferred Stock

     The Company's Articles of Incorporation authorize the issuance of 5,000,000 shares of preferred stock at $.001 per value. The Board of Directors of the Company is authorized to issue the preferred stock from time to time in classes and series and is further authorized to establish such classes and series, to fix and determine the variations in the relative rights and preferences as between series, to fix voting rights, if any, for each class or series, and to allow for the conversion of preferred stock into Common Stock. No Preferred Stock has been issued by the Company. Preferred Stock may be utilized in making acquisitions.

Shareholders

     Each shareholder has sole investment power and sole voting power over the shares owned by such shareholder. No shareholder has entered into or delivered any lock up agreement or letter agreement regarding their shares or options thereon.

Transfer Agent

     The Company has engaged Interwest Transfer Company, 1981 East Murray-Holladay Road, Salt Lake City, Utah 84117 as its transfer agent.

Reports to Stockholders

     The Company plans to furnish its stockholders with an annual report for each fiscal year containing financial statements audited by its independent certified public accountants. In the event the Company enters into a business combination with another company, it is the present intention of management to continue furnishing annual reports to stockholders. The Company intends to comply with the periodic reporting requirements of the Securities Exchange Act of 1934 for so long as it is subject to those requirements, and to file unaudited quarterly reports and annual reports with audited financial statements as required by the Securities Exchange Act of 1934.

                                     PART II

------------------------------------------------------------------------------
Item 1. Market Price and Dividends on the Registrant's Common Equity and Other Shareholder Matters
------------------------------------------------------------------------------

   No public trading market exists for the Company's securities although its common stock is listed for quotation on the National Quotation Bureau's "Pink Sheets". There is currently no quoted price. There were twenty-four (24) holders of record of the Company's common stock on December 10, 1999. No dividends have been paid to date and the Company's Board of Directors does not anticipate paying dividends in the foreseeable future.

------------------------------------------------------------------------------
Item 2.  Legal Proceedings
------------------------------------------------------------------------------

     The Company is not a party to any pending legal proceedings, and no such proceedings are known to be contemplated.

     No director, officer or affiliate of the Company, and no owner of record or beneficial owner of more than 5.0% of the securities of the Company, or any associate of any such director, officer or security holder is a party adverse to the Company or has a material interest adverse to the Company in reference to any litigation.

------------------------------------------------------------------------------
Item 3.  Changes in and Disagreements with Accountants
------------------------------------------------------------------------------

     Not applicable.

------------------------------------------------------------------------------
Item 4.  Recent Sales of Unregistered Securities.
------------------------------------------------------------------------------

     Since July 17, 1997 (the date of the Company's formation), the Company has sold its Common Stock to the persons listed in the table below in transactions summarized as follows:

                         DATE OF           PURCHASE PRICE
PURCHASER                PURCHASE          PER SHARE            SHARES
----------               ---------         ---------------      -------

First Avenue, Ltd.(1)    May 3, 1999         $0.001             10,000,000
Marlon Hill (2)          July 19, 1997       $0.001                500,000
Harold Hill (2)          July 19, 1997       $0.001                500,000

  (1)  Sold for cash
  (2)  Sold for services.

     Ken W. Kurtz, the Company's President, Secretary Treasurer and Director is a general and limited partner of First Avenue, Ltd.

     All of the listed sales were made in reliance upon the exemption from registration offered by Section 4(2) of the Securities Act of 1933, as amended. The Company had reasonable grounds to believe immediately prior to making an offer to the private investors, and did in fact believe, that such purchasers (1) were purchasing for investment and not with a view to distribution, and (2) had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of their investment and were able to bear those risks. The purchasers had access to pertinent information enabling them to ask informed questions. The shares were issued without the benefit of registration. At the time of issuance, an appropriate restrictive legend was imprinted upon each of the certificates representing such shares, and stop-transfer instructions would have been entered in the Company's transfer records at the time of their issuance. All such sales were effected without the aid of underwriters, and no sales commissions were paid.

------------------------------------------------------------------------------
Item 5.  Indemnification of Directors and Officers
------------------------------------------------------------------------------

     As permitted by Nevada Statutes, the Company may indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.



                                    PART F/S

     Filed herewith are the Company's audited financial statements for the periods from inception on July 18, 1997 through December 31, 1997 and July 31, 1999, for the seven months ended July 31, 1999 and for the calendar year ended December 31, 1998. Also filed herewith are the Company's unaudited financial statements for the eleven months ended November 30, 1999 and 1998 and from inception on July 18, 1997 through November 30, 1999.








                  [THIS SPACE WAS INTENTIONALLY LEFT BLANK]

                          EASTPORT RED'S INCORPORATED
                         [A Development Stage Company]

                             FINANCIAL STATEMENTS

                      JULY 31, 1999 AND DECEMBER 31, 1998



































                         PRITCHETT, SILER & HARDY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS

                         EASTPORT RED'S INCORPORATED
                        [A Development Stage Company]




      CONTENTS                                                     PAGE
      --------                                                     ----

      Independent Auditors' Report                                   1

      Balance Sheets, July 31, 1999
        and December 31, 1998                                        2


     Statements of Operations, for the seven month period
       ended July 31, 1999, for the year ended December 31,
       1998 and for the periods from inception on July 18,
       1997 through December 31, 1997 and July 31, 1999              3


     Statement of Stockholders' Equity, from inception on
       July 18, 1997 through July 31, 1999                           4


     Statements of Cash Flows, for the seven month period
       ended July 31, 1999, for the year ended December 31,
       1998 and for the periods from inception on July 18,
       1997 through December 31, 1997 and July 31, 1999          5 - 6


     Notes to Financial Statements                               7 - 9

                          INDEPENDENT AUDITORS' REPORT



Board of Directors
EASTPORT RED'S INCORPORATED
Salt Lake City, Utah

We have audited the accompanying balance sheets of Eastport Red's Incorporated [a development stage company] at July 31, 1999 and December 31, 1998, and the related statements of operations, stockholders' equity and cash flows for the seven month period ended July 31, 1999, for the year ended December 31, 1998 and for the periods from inception on July 18, 1997 through December 31, 1997 and July 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Eastport Red's Incorporated [a development stage company] as of July 31, 1999 and December 31, 1998, and the results of its operations and its cash flows for the seven month period ended July 31, 1999, for the year ended December 31, 1998 and for the periods from inception on July 18, 1997 through December 31, 1997 and July 31, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company was only recently formed, has incurred losses since its inception and has not yet been successful in establishing profitable operations, raising substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in
Note 5. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


  /s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

August 10, 1999
Salt Lake City, Utah

                          EASTPORT RED'S INCORPORATED
                         [A Development Stage Company]

                                BALANCE SHEETS


                                    ASSETS


                                          July 31,              December 31,
                                           1999                     1998
                                        ___________             ___________
CURRENT ASSETS:
     Cash in bank                       $     9,905             $        10
                                        ___________             ___________
          Total Current Assets                9,905                      10
                                        ___________             ___________
                                        $     9,905             $        10
                                        ___________             ___________


                     LIABILITIES AND STOCKHOLDERS' DEFICIT


CURRENT LIABILITIES:
     Notes payable - related party     $        750             $       750
     Accrued interest payable -
       related party                            137                      94
                                        ___________             ___________
          Total Current Liabilities             887                     884
                                        ___________             ___________

STOCKHOLDERS' DEFICIT:
     Preferred stock, $.001 par value,
       5,000,000 shares authorized,
       0 shares issued and outstanding           -                       -
     Common stock, $.001 par value,
       20,000,000 shares authorized,
       11,000,000 and 1,000,000
       shares issued and outstanding,
       respectively                          11,000                   1,000
     Capital in excess of par value              -                     -
     Deficit accumulated during the
       development stage                     (1,982)                 (1,834)
                                        ___________             ___________
          Total Stockholders' Deficit         9,018                    (834)
                                        ___________             ___________
                                        $     9,905             $        10
                                        ___________             ___________




The accompanying notes are an integral part of these financial statements.

                          EASTPORT RED'S INCORPORATED
                         [A Development Stage Company]


                           STATEMENTS OF OPERATIONS



                        For the Seven                  From Inception on
                        Month Period    For the      July 18, 1997 Through
                           Ended       Year Ended   _______________________
                          July 31,    December 31,  December 31,   July 31,
                            1999          1998          1997         1999
                         __________    __________    __________   __________

REVENUE                   $       -    $        -    $        -   $        -

EXPENSES:
 General and
  Administrative               (105)         (249)       (1,491)      (1,845)
                         __________    __________    __________   __________

LOSS BEFORE OTHER
  EXPENSES                     (105)         (249)       (1,491)      (1,845)

OTHER EXPENSES:
  Interest Expense              (43)          (75)          (19)        (137)
                         __________    __________    __________   __________

LOSS BEFORE INCOME
  TAXES                        (148)         (324)       (1,510)      (1,982)

CURRENT TAX EXPENSE               -             -             -            -

DEFERRED TAX EXPENSE              -             -             -            -
                         __________    __________    __________   __________
NET LOSS                  $    (148)   $     (324)   $   (1,510)  $   (1,982)
                         __________    __________    __________    __________

LOSS PER COMMON SHARE    $     (.00)   $     (.00)   $      (.00)   $    (.00)
                         __________    __________    __________    __________














The accompanying notes are an integral part of these financial statements.

                          EASTPORT RED'S INCORPORATED
                         [A Development Stage Company]

                       STATEMENT OF STOCKHOLDERS' EQUITY

                  FROM THE DATE OF INCEPTION ON JULY 18, 1997
                             THROUGH JULY 31, 1999


                                                             Capital   Deficit
                                                               in  Accumulated
                         Preferred Stock Common Stock Excess During the _______________ ___________________ of Development
                         Shares   Amount   Shares   Amount   Par Value   Stage
                         _______ _______ _________ _________ ________ ________

BALANCE, July 18, 1997       -   $   -         -   $     -   $    -   $    -

Issuance of 1,000,000
  shares common stock
  for services at $.001
  per share, July, 1997      -       -   1,000,000     1,000      -        -

Net loss for the period
  ended December 31, 1997    -       -         -         -        -    (1,510)
                         _______ _______ _________ _________ ________ ________


BALANCE, December 31, 1997   -       -   1,000,000     1,000      -    (1,510)

Net loss for the year
  ended December 31, 1998    -       -         -         -        -      (324)
                         _______ _______ _________ _________ ________ ________


BALANCE, December 31,1998    -       -   1,000,000     1,000      -    (1,834)

Issuance of 10,000,000
  shares common stock
  for cash at $.001
  per share, May, 1999       -       -  10,000,000    10,000      -        -

Net loss for the period
  ended July 31, 1999        -       -         -         -        -      (148)
                         _______ _______ _________ _________ ________ ________

BALANCE, July 31, 1999       -   $   -  11,000,000 $  11,000 $    -   $(1,982)
                         _______ _______ _________ _________ ________ ________










The accompanying notes are an integral part of this financial statement.

                          EASTPORT RED'S INCORPORATED
                         [A Development Stage Company]

                            STATEMENT OF CASH FLOWS


                        For the Seven                  From Inception on
                        Month Period     For the      July 18, 1997 Through
                           Ended        Year Ended   _______________________
                          July 31,     December 31,  December 31,   July 31,
                           1999            1998          1997         1999
                         ____________  ____________  ____________  ___________
Cash Flows Provided by
 Operating Activities:
  Net loss               $      (148)  $      (324)  $    (1,510)  $   (1,982)

  Adjustments to
   reconcile net loss to
   net cash used by
   operating activities:

    Stock issued for
     services                     -             -          1,000        1,000

    Changes in assets
     and liabilities:
      Increase in
       accrued interest
       - related party            43            75            19          137
                         ____________  ____________  ____________  ___________
       Net Cash
        Provided (Used)
        by Operating
        Activities              (105)         (249)         (491)        (845)
                         ____________  ____________  ____________  ___________
Cash Flows Provided by
 Investing Activities:            -             -             -            -
                         ____________  ____________  ____________  ___________
  Net Cash Provided by
   Investing Activities           -             -             -            -
                         ____________  ____________  ____________  ___________
Cash Flows Provided by
 Financing Activities:
  Proceeds from issuance
  of common stock             10,000            -             -        10,000

  Increase in notes
  payable - related party         -             -            750          750
                         ____________  ____________  ____________  ___________
       Net Cash
        Provided by
        Financing
        Activities            10,000            -            750       10,750
                         ____________  ____________  ____________  ___________

Net Increase in Cash           9,895          (249)           -         9,905

Cash at Beginning of
 Period                           10           259            -            -
                         ____________  ____________  ____________  ___________

Cash at End of Period    $     9,905   $       10    $      259    $    9,905
                         ____________  ____________  ____________  ___________

Supplemental Disclosures of
 Cash Flow Information:

 Cash paid during the
  period for:
   Interest              $        -    $        -    $        -   $        -

   Income taxes          $        -    $        -    $        -   $        -




                                  [Continued]

                          EASTPORT RED'S INCORPORATED
                         [A Development Stage Company]

                            STATEMENT OF CASH FLOWS

                                  [CONTINUED]


Supplemental Schedule of Noncash Investing and Financing Activities:
   For the period ended July 31, 1999:
       None

   For the year ended December 31, 1998:
       None

   For the period ended December 31,1997:
       The Company issued 1,000,000 shares of its common stock for services valued at $1,000.






















The accompanying notes are an integral part of these financial statements.

                          EASTPORT RED'S INCORPORATED
                         [A Development Stage Company]

                         NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization - Eastport Red's Incorporated (the "Company") was organized under the laws of the State of Nevada on July 18, 1997. The Company has not commenced planned principal operations and is considered a development stage company as defined in SFAS No. 7. The Company is seeking potential business ventures. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

  Organization Costs - Organization costs, which reflect amounts expended to organize the Company, amounted to $1,000 and were expensed during the period ended December 31,1997.

  Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". [See Note 6]

  Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

  Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

  Recently Enacted Accounting Standards - SFAS No. 130, "Reporting Comprehensive Income", SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", SFAS No. 132, "Employer's Disclosure about Pensions and Other Postretirement Benefits", SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAS No. 134, "Accounting for Mortgage-Backed Securities.." were recently issued. SFAS No. 130, 131, 132, 133 and 134 have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2 - CAPITAL STOCK

  Common Stock - During July 1997, in connection with its organization, the Company issued 1,000,000 shares of its previously authorized, but unissued common stock. The shares were issued for services rendered at $1,000 (or $.001 per share).

  During May 1999, the Company issued 10,000,000 shares of its previously authorized, but unissued common stock for cash of $10,000 (or $.001 per share).

                          EASTPORT RED'S INCORPORATED
                         [A Development Stage Company]

                         NOTES TO FINANCIAL STATEMENTS


NOTE 3 - INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. At July 31, 1999 and December 31, 1998 and 1997 there were no material deferred tax assets or liabilities, current or deferred tax expense, or net operating loss carryforwards.


NOTE 4 - RELATED PARTY TRANSACTIONS

  Management Compensation - As of July 1999, the Company has not paid any compensation to an officer/director of the Company. Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his/her home as a mailing address, as needed, at no expense to the Company.

  Notes Payable - During October 1997, an officer/shareholder of the Company advanced $750 to the Company. The note is payable upon demand and accrues interest at 10% per annum. Accrued interest amounted to $137 at July 31, 1999.

NOTE 5 - GOING CONCERN

  The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed, has incurred losses since its inception and has not yet been successful in establishing profitable operations.

  These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                          EASTPORT RED'S INCORPORATED
                         [A Development Stage Company]

                         NOTES TO FINANCIAL STATEMENTS


NOTE 6 - LOSS PER SHARE

  The following data shows the amounts used in computing loss per share:

                        For the Seven                  From Inception on
                        Month Period     For the      July 18, 1997 Through
                           Ended        Year Ended   _______________________
                          July 31,     December 31,  December 31,   July 31,
                           1999            1998          1997         1999
                         ____________  ____________  ____________  ___________

   Loss from continuing
   operations available
   to common shareholders
   (numerator)            $     (148)   $     (324)   $   (1,510)   $  (1,982)
                         ____________  ____________  ____________  ___________

   Weighted average
   number of common
   shares outstanding
   used in loss per
   share for the period
   (denominator)           5,198,113     1,000,000     1,000,000    2,196,501
                         ____________  ____________  ____________  ___________

                          EASTPORT RED'S INCORPORATED
                         [A Development Stage Company]

                             FINANCIAL STATEMENTS
                                 (Unaudited)

                    NOVEMBER 30, 1999 AND NOVEMBER 30, 1998

                          Eastport Red's Incorporated
                         (A Development Stage Company)
                            Unaudited Balance Sheet


                                    ASSETS
                                   --------
                                                     November 30,
                                                         1999
                                                      -----------

CURRENT ASSETS

  Cash                                              $       7,800
                                                      -----------
  Total Current Assets                                      7,800
                                                      -----------
TOTAL ASSETS                                        $       7,800
                                                      ===========


                     LIABILITIES AND STOCKHOLDERS' EQUITY
                    --------------------------------------
CURRENT LIABILITIES

  Note payable - (Note 4)                           $         750
  Accrued interest - (Note 4)                       $         162
                                                      -----------
  Total Current Liabilities                                   912
                                                      -----------

STOCKHOLDERS' EQUITY (DEFICIT)

  Preferred stock, $0.001 par value,
  5,000,000 shares authorized, -0- shares
  issued and outstanding                                   --

  Common stock, $0.001 par value,
  20,000,000 shares authorized, 11,000,000
  issued and outstanding                                   11,000

  Deficit accumulated during the development stage         (4,112)
                                                      -----------
  Total Stockholders' equity (Deficit)                      6,888
                                                      -----------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                                $       7,800
                                                      ===========





The accompanying notes are an integral part of these financial statements.

                          Eastport Red's Incorporated
                          (A Development Stage Company)
                        Unaudited Statements of Operations


                                                                   From
                                                               Inception on
                                                For the          July 18,
                                         Eleven Months Ended   1997 Through
                                              November 30,     November 30,
                                           1999        1998        1999
                                        ----------  ----------  ----------

NET SALES                               $   --      $   --      $   --
                                        ----------  ----------  ----------
COST OF SALES                               --          --          --
                                        ----------  ----------  ----------
GROSS MARGIN                                --          --          --
                                        ----------  ----------  ----------
EXPENSES

  General and administrative                 2,210         241       3,950
                                        ----------  ----------  ----------
  Interest expense                              68          69         162
                                        ----------  ----------  ----------
  Total Expenses                             2,278         310       4,112
                                        ----------  ----------  ----------
LOSS FROM OPERATIONS                    $   (2,278) $     (310) $   (4,112)
                                        ----------  ----------  ----------

NET LOSS                                $   (2,278) $     (310) $   (4,112)
                                        ==========  ==========  ==========
BASIC LOSS PER SHARE                         (0.00)      (0.00)
                                        ==========  ==========
WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING                    7,347,305   1,000,000
                                        ==========  ==========



The accompanying notes are an integral part of these financial statements.

                          Eastport Red's Incorporated
                           (A Development Stage Company)
             Unaudited Statements of Stockholders' Equity (Deficit) From Inception on July 18, 1997 through November 30, 1999



                                                                     Deficit
                                                                   Accumulated
                      Preferred Stock         Common Stock          During the
                      ---------------  --------------------------  Development
                      Shares  Amount     Shares       Amount         Stage
                      ------- -------  -----------  -------------  -----------

Balance, at inception
on July 18, 1997        --       --           --            --     $      --

Issuance of common
stock for services at
$0.001 per share        --       --     1,000,000          1,000          --

Net loss from
Inception on July 18,
1997 through
December 31, 1997       --       --           --            --         (1,510)
                      ------- -------  -----------  -------------  -----------
Balance, December 31,
1997                    --       --     1,000,000          1,000   $   (1,510)

Net loss for the year
ended December 31, 1998 --       --           --            --         (  324)
                      ------- -------  -----------  -------------  -----------
Balance, December 31,
1998                    --       --     1,000,000          1,000   $   (1,834)

Issuance of common
stock for cash at
$0.001 per share        --       --    10,000,000         10,000          --

Net loss for the period
ended November 30, 1999 --       --           --            --         (2,278)
                      ------- -------  -----------  -------------  -----------
Balance, November 30,
1999                    --       --    11,000,000         11,000   $   (4,112)
                      ======= =======  ===========  =============  ===========



The accompanying notes are an integral part of these financial statements.

                          Eastport Red's Incorporated
                          (A Development Stage Company)
                        Unaudited Statements of Cash Flows


                                                                    From
                                                                Inception on
                                               For the            July 18,
                                          Eleven Months Ended   1997 Through
                                            November 30,         November 30,
                                           1999        1998         1999
                                        ----------  ----------  -------------

CASH FLOWS FROM OPERATING ACTIVITIES

  Net loss                              $  (2,278)  $     310   $     (4,112)

  Adjustments to reconcile net loss
  to net cash used by operating
  activities:
  Common stock issued for services             --          --          1,000
  Accrued Interest                             68          69            162
                                        ----------  ----------  -------------
  Net Cash Used by Operating
  Activities                               (2,210)        241         (2,950)
                                        ----------  ----------  -------------
CASH FLOWS FROM INVESTING ACTIVITIES           --          --             --
                                        ----------  ----------  -------------
CASH FLOWS FORM FINANCING ACTIVITIES

  Proceeds from note payable                   --          --            750
  Sale of Stock for cash                   10,000          --         10,000
                                        ----------  ----------  -------------
  Net Cash Provided by Financing
  Activities                               10,000          --         10,750
                                        ----------  ----------  -------------
NET INCREASE (DECREASE) IN CASH             7,790         241          7,800

CASH AND CASH EQUIVALENTS AT
  BEGINNING OF PERIOD                          10         258             --
                                        ----------  ----------  -------------
CASH AND CASH EQUIVALENTS AT
  END OF PERIOD                         $    7,800  $      17   $      7,800
                                        ==========  ==========  =============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

  Interest paid                         $   --      $   --      $     --
  Income taxes paid                     $   --      $   --      $     --

SCHEDULE OF NON-CASH FINANCING ACTIVITIES:

  Common stock issued for services      $   --      $   --      $      1,000



The accompanying notes are an integral part of these financial statements.

                          Eastport Red's Incorporated
                         (A Development Stage Company)
                    Notes to Unaudited Financial Statements


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization - Eastport Red's Incorporated (the "Company") was organized under the laws of the State of Nevada on July 18, 1997. The Company has not commenced planned principal operations and is considered a development stage company as defined in SFAS No. 7. The Company is seeking potential business ventures. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

  Organization Costs - Organization costs, which reflect amounts expended to organize the Company, amounted to $1,000 and were expensed during the period ended December 31,1997.

  Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share".

  Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

  Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

  Recently Enacted Accounting Standards - SFAS No. 130, "Reporting Comprehensive Income", SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", SFAS No. 132, "Employer's Disclosure about Pensions and Other Postretirement Benefits", SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAS No. 134, "Accounting for Mortgage-Backed Securities.." were recently issued. SFAS No. 130, 131, 132, 133 and 134 have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2 - CAPITAL STOCK

  Common Stock - During July 1997, in connection with its organization, the Company issued 1,000,000 shares of its previously authorized, but unissued common stock. The shares were issued for services rendered at $1,000 (or $.001 per share).

  During May 1999, the Company issued 10,000,000 shares of its previously authorized, but unissued common stock for cash of $10,000 (or $.001 per share).

                          Eastport Red's Incorporated
                         (A Development Stage Company)
                    Notes to Unaudited Financial Statements


NOTE 3 - INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. At November 30, 1999 and 1998 there were no material deferred tax assets or liabilities, current or deferred tax expense, or net operating loss carryforwards.

NOTE 4 - RELATED PARTY TRANSACTIONS

  Management Compensation - As of July 1999, the Company has not paid any compensation to an officer/director of the Company. Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his/her home as a mailing address, as needed, at no expense to the Company.

  Notes Payable - During October 1997, an officer/shareholder of the Company advanced $750 to the Company. The note is payable upon demand and accrues interest at 10% per annum. Accrued interest amounted to $162 at November 30, 1999.

                                    PART III

------------------------------------------------------------------------------
Item 1.   Index to Exhibits
Item 2.   Description of Exhibits
------------------------------------------------------------------------------

 SEC Ref.     Exhibit     Page
   No.          No.        No.      Description
---------    ---------   ------    -------------

Ex-3(i)         1          44      Articles of Incorporation, as amended

Ex-3(ii)        2          46      By-laws

Ex-10           3          57      Promissory Note made by the Company to the
                                   order of Marlon Hill, dated October 1, 1997

Ex-23           4          58      Consent of Pritchett, Siler & Hardy, P.C.,
                                   Independent Public Accountants

Ex-27           5          *       Financial Data Schedule


* The Financial Data Schedule is presented only in the electronic filing with the Securities and Exchange Commission.



SIGNATURES:

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: December 07, 1999         Eastport Red's Incorporated

                                 By:     /s/ Ken W. Kurtz
                                     -------------------------------------
                                     Ken W. Kurtz, President, Secretary &
                                                   Treasurer

     In accordance with the Exchange Act, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


Dated: December 07, 1999         By:     /s/ Ken W. Kurtz
                                     -------------------------------------
                                     Ken W. Kurtz, Director